UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BLOOMIN’ BRANDS, INC.
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Supplement dated April 15, 2022
to the Proxy Statement for the Annual Meeting of Stockholders of Bloomin’ Brands, Inc.
To be held on April 19, 2022
Explanatory Note

This supplement to the Proxy Statement dated March 7, 2022 (the “Proxy Statement”) of Bloomin’ Brands, Inc. (the “Company” or “Bloomin’ Brands”) is being filed for the purpose of supplementing the 2021 Business Highlights included on pages 34 and 35 and description of our short-term and long-term incentive compensation on pages 42 and 45 of the Proxy Statement to include additional information regarding the performance measures and provide reconciliations of certain non-GAAP information. This supplemental information, which we do not consider material, was inadvertently omitted from the Proxy Statement.

This supplement should be read in conjunction with the Proxy Statement. Except as specifically amended by this supplement, all information in the Proxy Statement remains unchanged.

Revisions to EXECUTIVE COMPENSATION AND RELATED INFORMATION – Compensation Discussion and Analysis – Business Performance & Context

The following text amends and restates the disclosure on pages 34 and 35 of the Proxy Statement under the heading “Business Performance & Context”:

Business Performance & Context

2021 Business Highlights. Despite the continued macroeconomic challenges facing the business and the restaurant industry at the start of the year, Bloomin’ Brands achieved record financial results during 2021. Our 2021 success is in large part attributable to critical decisions made by the Board and Management throughout the pandemic, transformational efforts related to our off-premises initiatives that began prior to the onset of COVID-19, and the perseverance and resolve of our field organization throughout 2020 and 2021. Key financial results include:

US Combined Comp Store Sales(1) +4.5% from fiscal 2019	3-Year Avg. Annual Adjusted Diluted EPS Growth +24.5% from fiscal 2019-2021 Resulting in a 200% payout of target under 2019-2021 LTIP (2)	Adjusted Operating Margin: 9.1% Up 4.3% from fiscal 2019 Contributing to a 149% annual bonus payout for fiscal 2021 (3)

Record Adjusted EBITDA(4): $529M up over 35% from fiscal 2019	3-Year TSR Growth(5) of: +22.7% measured from fiscal 2019-2021	2-Year Comparable Sales Performance vs. Industry(6) +280 Basis Points ahead of industry on a full year basis

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(1)Includes stores open 18 months or more.
(2)See “Compensation Program Structure - Previously Awarded PSUs - 2019 PSU Award” below.
(3)See “Compensation Program Structure - Performance-Based Short-Term Incentive Plan – Second Half Design” below.
(4)See Appendix A for the reconciliation of net income of $215.6 million and $130.6 million to Adjusted EBITDA for fiscal years 2021 and 2019, respectively.
(5)TSR change based on the Company’s fiscal years 2019 through 2021, measured from market close December 28, 2018 to market close December 23, 2021.
(6)Measured using industry data from Knapp Track.

Foundational decisions early on continue to drive long-term success
■Invested ahead of growth prior to 2020 in direct delivery off-premises channels and built key strategic partnerships with third-party partners prior to the pandemic

■Built a strong digital infrastructure that enabled realized annual digital sales growth of over $500M from 2019-2021

■Avoided furloughs and layoffs of Team Members due to the pandemic, enabling an accelerated reopening of dining rooms

...And enable us to continue to deliver on commitments to stockholders
■Drove record financial performance in 2021 with over 35% growth in Adjusted EBITDA(1) from 2019-2021

■Over delivery of 2020-2021 initiatives to achieve $40M of sustained cost savings

■Achieved long-term debt target of 3x lease adjusted net debt-to-EBITDAR(2) ratio

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(1)See Appendix A for the reconciliation of net income of $215.6 million and $130.6 million to Adjusted EBITDA for fiscal years 2021 and 2019, respectively.
(2)See Appendix A for the reconciliation of total debt, net, of $719.8 million to lease adjusted net debt and for the reconciliation of net income to EBITDAR for fiscal year 2021.

* * *

Revisions to EXECUTIVE COMPENSATION AND RELATED INFORMATION – Compensation Discussion and Analysis – Compensation Program Structure

The following text amends and restates the disclosure on page 42 of the Proxy Statement under the heading “Compensation Program Structure – Performance-Based Short-Term Incentive Plan – Second Half Design”:

Second Half Design. In July 2021, in light of the acceleration of the recovery, the Compensation Committee elected to restore the Company’s pre-pandemic incentive design consisting of three quantitative financial metrics:

		PAYOUT RANGE
WEIGHTINGS/METRICS	TIME PERIOD	THRESHOLD	TARGET	MAX
• 40% Revenue Growth	• July 1, 2021 to December 26, 2021	1%	100%	200%
• 40% Adjusted Operating Income Margin (1)
• 20% Restaurant Support Center Savings
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(1)The Adjusted Operating Income Margin calculation for STIP purposes is the same as the non-GAAP Adjusted Operating Income Margin that we use in our presentations with stockholders, which is adjusted to exclude the impact of certain items that are not reflective of our business operations. See – “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 26, 2021 for additional information.

* * *

The following text amends and restates the disclosure on page 45 of the Proxy Statement under the heading “Compensation Program Structure – Performance-Based Long-Term Incentive Plan – Previously-Awarded PSUs”:

Previously Awarded PSUs

2019 PSU Award. LTI grants made in 2019 for the 2019-2021 performance period utilized a cumulative three-year performance period. Average Annual Adjusted Diluted EPS (“Adjusted EPS”) growth relative to 2018 Adjusted EPS, as defined under the Company’s 2019 award agreements was the performance metric for the 2019 PSU award. The Adjusted EPS calculation for LTI purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, which is adjusted to exclude the impact of certain items that are not reflective of our business operations. The following table shows the percentage of PSUs earned under the 2019 PSU award and the applicable performance measures:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS			ACTUAL RESULTS	PERCENTAGE OF PSUs EARNED 2019-2021
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2019-2021 Average Annual Adjusted Diluted EPS Growth (2019 grant) (1)	5%	8%	15%	24.5%	200%
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(1)The baseline Adjusted EPS used to measure such growth is $1.40 on a comparable basis for the impact of the new lease accounting standard adopted in Q1 2018. Among its impacts, we no longer recognized the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense which represented a ten cent reduction in earnings per share for the year. Comparable basis results exclude the benefit in 2018.

Voting Information

Proxies received since the mailing date of the Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy. If you have already submitted a proxy to vote your shares at the Annual Meeting and you do not wish to change your vote, you do not need to resubmit a new proxy or re-cast your vote.

Appendix A

BLOOMIN’ BRANDS, INC.
ADJUSTED EBITDA, ADJUSTED EBITDAR AND LEASE ADJUSTED NET DEBT-TO-EBITDAR RECONCILIATIONS
(UNAUDITED)
	FISCAL YEAR
(dollars in thousands)	2021	2019
Net income attributable to Bloomin' Brands	$215,555	$130,573
Provision for income taxes	26,384	7,573
Interest expense, net	57,614	49,257
Depreciation and amortization	163,391	196,811
EBITDA	462,944	384,214
Royalty termination expense (1)	61,880	—
Severance and other transformational costs (2)	2,764	5,511
Legal and other matters (3)	(372)	(2,996)
Loss on extinguishment and modification of debt	2,073	—
Restaurant and asset impairments and closing costs (4)	—	3,550
Restaurant relocations and related costs (5)	—	832
Adjusted EBITDA	$529,289	$391,111
Cash rent	191,682
Adjusted EBITDAR	$720,971

	DECEMBER 26, 2021
Cash and cash equivalents	$87,585

Term loan A	$195,000
Revolving credit facility	80,000
2025 Notes	230,000
2029 Notes	300,000
Finance lease liabilities	2,376
Total debt	807,376
Total debt, net	$719,791
Lease liability	1,356,026
Lease adjusted net debt	$2,075,817

Lease adjusted net debt-to-EBITDAR ratio	2.9
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(1)Payment made to the founders of our Carrabba’s Italian Grill concept in connection with an agreement to terminate future royalty payments.
(2)Severance, professional fees and other costs incurred as a result of transformational and restructuring activities.
(3)Includes: (i) a $3.1 million benefit from the recognition of recoverable Program of Social Integration and Contribution for the Financing of Social Security taxes, including accrued interest, within other revenues as a result of favorable court rulings and (ii) an accrual of $2.7 million for Imposto sobre Serviços, a Brazilian municipal service tax, in connection with royalties from our Brazilian subsidiary over the past five years, including related penalties and interest, recorded within Other restaurant operating expense as a result of an unfavorable Brazilian Supreme Court ruling.
(4)Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and the restructuring of certain international markets. Amount also includes gains on the sale of certain surplus properties of $3.8 million.
(5)Represents asset impairment charges incurred in connection with our relocation program.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.